UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 2, 2008
PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33679	95-4695021

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Glendon Ave., Suite 1250
Los Angeles, California 90024
(Address of Principal Executive Offices)
(310) 824-6200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Settlement of Litigation
On September 11, 2008, PeopleSupport, Inc., a Delaware corporation (“PeopleSupport”), filed with the Securities and Exchange Commission (the “SEC”) its definitive proxy statement (the “Proxy Statement”) relating to a special meeting of stockholders to be held on October 8, 2008 to consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated August 3, 2008, by and among PeopleSupport, Essar Services, Mauritius, a company organized under the laws of Mauritius, (“Essar”), and Easter Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Essar (“Merger Sub”).
As previously disclosed in the Proxy Statement, a purported class action lawsuit, Larry Shore v. PeopleSupport, Inc., et al., was filed in the Superior Court of California, Los Angeles County against PeopleSupport and the PeopleSupport Board of Directors in connection with the merger. The complaint alleges, among other things, that (1) the PeopleSupport Board of Directors violated its fiduciary duties to the PeopleSupport stockholders by approving the merger and certain terms of the Merger Agreement related to termination of the Merger Agreement set forth in Section 7.6 of the Merger Agreement and PeopleSupport’s ability to consider or accept alternative proposals set forth in Section 5.2 of the Merger Agreement, (2) PeopleSupport aided and abetted the PeopleSupport Board of Directors’ alleged breach of fiduciary duty and (3) the merger consideration is unfair and inadequate for reasons including but not limited to a temporarily low stock price and a prior acquisition offer. The complaint seeks, among other things, an injunction prohibiting PeopleSupport and ESM from consummating the Merger, rescission of the merger to the extent already implemented, and attorneys’ fees and expenses. On September 8, 2008, a purported class action lawsuit, Robert Maness v. PeopleSupport, Inc. et al. was filed in the Superior Court of California, Los Angeles County naming as defendants PeopleSupport and the PeopleSupport Board of Directors, along with Essar and Merger Sub. The Maness complaint makes allegations similar to the Shore complaint and in addition alleges that the Proxy Statement fails to disclose certain information which the plaintiff alleges renders the Proxy Statement materially incomplete and misleading. On September 19, 2008, the Shore and Maness cases were consolidated under the caption In re PeopleSupport, Inc. Shareholder Litigation, Lead Case No. BC396257.
On October 2, 2008, the parties executed a Memorandum of Understanding, which is subject to the approval of PeopleSupport’s Board of Directors, to settle each of the above-mentioned lawsuits. As part of the settlement, the defendants deny all allegations of wrongdoing and deny that the previous disclosures were inadequate but agreed to provide the supplemental disclosures set forth below. The Memorandum of Understanding further contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the merger, the Merger Agreement, the adequacy of the merger consideration, the negotiations preceding the Merger Agreement, the adequacy and completeness of the disclosures made in connection with the merger and any actions of the individual defendants in connection with the merger or the Merger Agreement, including any alleged breaches of the fiduciary duties of any of the defendants, or the aiding and abetting thereof. If the court does approve of the settlement after a notice period, then all public stockholders who did not elect to opt out of such settlement will be bound thereby. In addition, in connection with the settlement and as provided in the Memorandum of Understanding, and subject to approval by the court, PeopleSupport will pay to plaintiff’s counsel for their fees and expenses an amount of $350,000.
The settlement will not affect the timing of the merger or the amount of merger consideration to be paid in the merger. The merger may be consummated prior to final court approval of the settlement.
There can be no assurances that the parties will ultimately enter into a stipulation of settlement or that the court will approve such a settlement. In such event, the proposed settlement as set forth in the Memorandum of Understanding may be terminated. PeopleSupport and the other named defendants vigorously deny all liability with respect to the facts and claims alleged in the complaint, and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, to avoid the risk of delaying or adversely affecting the merger and the related transactions, to minimize the expense of defending the complaint, and to provide additional information to PeopleSupport’s stockholders at a time and in a manner that would not cause any delay of the merger, PeopleSupport and the other named defendants agreed to the settlement described above.

PeopleSupport and the other named defendants further considered it desirable that this matter be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of litigation and to eliminate the risk of any delay to the closing of the merger.
Supplemental Disclosures
1.     The first sentence of the eleventh paragraph on page 17 of the Proxy Statement is amended and restated to read as follows:
“On June 16, 2008, our Board of Directors considered the ESM offer and discussed a range of other strategic alternatives. The alternatives included among other things, strategies to grow our business organically, redeploy cash on our balance sheet, acquire and develop real estate for our operations in the Philippines, and pursue potential strategic acquisitions and dispositions.”
2.     The sixth full paragraph on page 18 of the Proxy Statement is supplemented to add the following information:
“These risks included the company’s dependence on a limited number of clients; foreign currency exchange risk; negative public reaction to offshore outsourcing; possible unanticipated technological changes and requirements, including changes that reduce the demand for the company’s services; competitive conditions in the markets the company serves; risks to the company’s ability to manage growth, including integration of acquired companies; risks associated with operations in the Philippines and Costa Rica; possible changes in government regulations; and other risks identified from time-to-time in the company’s filings with the Securities and Exchange Commission.”
3.     The seventh full paragraph on page 20 of the Proxy Statement is supplemented to add the following information:
“We received no further communication from Company B.”
4.     The subsection entitled “Selected Company Analysis” beginning on page 25 of the Proxy Statement is amended and restated to read as follows:
“Credit Suisse reviewed certain financial data, multiples and ratios for the following publicly traded corporations in the global customer care BPO, specialty customer care BPO and offshore BPO sectors, respectively:
     Global Customer Care BPO
•	Teleperformance

•	Convergys Corporation

•	TeleTech Holdings Inc.

•	Sykes Enterprises, Incorporated
     Specialty Customer Care BPO
•	ICT Group Inc.

•	eTelecare Global Solutions, Inc.

•	StarTek Inc.

•	APAC Customer Services Inc.

     Offshore BPO
•	Genpact Ltd.

•	WNS (Holdings) Ltd.

•	Exlservice Holdings, Inc.
     Although none of the selected companies is directly comparable to PeopleSupport, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of PeopleSupport.
     Credit Suisse calculated the multiples and ratios of the selected companies using closing stock prices as of July 31, 2008, and information it obtained from public filings, publicly available research analyst estimates and other publicly available information. With respect to the selected companies, Credit Suisse compared enterprise values as multiples of calendar years 2008 and 2009 estimated earnings before interest, taxes, depreciation and amortization, or “EBITDA”. Credit Suisse also compared the ratio of price to forward earnings per share, or “EPS”, based on calendar years 2008 and 2009 estimates, and the ratio of price to earnings growth based on calendar year 2009 estimates.
     The range and mean of enterprise value as a multiple of 2008 and 2009 estimated EBITDA for the selected companies are set forth below:

Sector	Metric	Low	High	Mean
Global Customer Care	Enterprise Value / 2008E EBITDA	4.8x	6.2x	5.4x
BPO	Enterprise Value / 2009E EBITDA	4.2x	5.3x	4.7x

Specialty Customer Care	Enterprise Value / 2008E EBITDA	3.3x	6.9x	4.9x
BPO	Enterprise Value / 2009E EBITDA	2.6x	4.8x	3.5x

Offshore BPO	Enterprise Value / 2008E EBITDA	10.7x	14.4x	12.5x
	Enterprise Value / 2009E EBITDA	8.3x	10.3x	9.4x
     From the selected multiples described above for the selected companies, Credit Suisse derived and applied (1) a reference range for enterprise value as a multiple of 2008 estimated EBITDA of 3.25x to 5.00x and (2) a reference range for enterprise value as a multiple of 2009 estimated EBITDA of 2.50x to 4.50x. The process used by Credit Suisse to determine appropriate multiple ranges for PeopleSupport was not simply the result of a mathematical formula. In conducting these analyses, Credit Suisse took particular note of companies with similar size, geographies, service offerings and financial performance to PeopleSupport, in particular ICT Group Inc. and eTelecare Global Solutions, Inc., which had multiples of enterprise value to 2008 estimated EBITDA of 3.3x and 3.4x, respectively, and multiples of enterprise value to 2009 estimated EBITDA of 2.6x. The 2008 and 2009 EBITDA estimates for PeopleSupport utilized by Credit Suisse in these analyses were provided by our management. Based on these analyses, Credit Suisse derived the following implied per share equity value reference range for our common stock, as compared to the Merger Consideration:

Implied Per Share Equity Value	Per Share
Reference Range for PeopleSupport	Merger Consideration
$8.65 — $10.30	$12.25

     No company utilized as a comparison in this analysis is identical to PeopleSupport. In addition, mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable company or market trading data.”
5.     The subsection entitled “Selected Transaction Analysis” beginning on page 26 of the Proxy Statement is amended and restated to read as follows:
     “Credit Suisse reviewed certain transaction multiples in the following selected publicly-announced transactions, which involved companies with businesses in the global customer care BPO, specialty customer care BPO and offshore BPO sectors:

Acquiror	Target
Apax Partners	D+S Europe AG
Global BPO Services Corp.	Stream Holdings Corporation
The Blackstone Group	Intelenet Global Services Pvt Ltd
Oak Hill Capital Partners	Vertex Data Science Limited
Diamond Castle Holdings, LLC	PRC, LLC
ClientLogic Corporation	SITEL Corporation
One Equity Partners	NCO Group, Inc.
TransWorks Information Services Ltd.	Minacs Worldwide Inc.
Thomas H. Lee Partners / Quadrangle Group LLC	West Corporation
     While none of the companies that participated in the selected transactions are directly comparable to PeopleSupport, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of PeopleSupport’s results, market size and service offerings.
     Credit Suisse calculated multiples for the selected transactions based on publicly available financial information with respect to the target companies and the selected transactions. For each of the selected transactions, Credit Suisse compared enterprise value as a multiple of the target company’s last twelve months (LTM) EBITDA, except the Blackstone Group and Intelenet Global Services Pvt Ltd transaction for which Credit Suisse compared enterprise value as a multiple of the target company’s estimated EBITDA for the calendar year in which the transaction was announced derived from publicly available information. The range and mean of the multiple for the selected transactions are set forth below:

Metric	Low	High	Mean
EBITDA	6.7x	12.8x	8.4x
     From the selected multiples described above for the selected transactions, Credit Suisse derived and applied a reference range for enterprise value as a multiple of LTM EBITDA of 7.00x to 9.00x. The process used by Credit Suisse to determine an appropriate multiple range for PeopleSupport was not simply the result of a mathematical formula. The estimated LTM EBITDA for PeopleSupport utilized by Credit Suisse in these analyses was provided by our management in respect of the twelve months ended June 30, 2008. Based on these analyses, Credit Suisse derived the following implied per share equity value reference range for our common stock, as compared to the Merger Consideration:

Implied Per Share Equity Value	Per Share
Reference Range for PeopleSupport	Merger Consideration
$10.90 — $12.15	$12.25
     No company or transaction utilized as a comparison in this analysis is identical to PeopleSupport or the Merger. In addition, mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable market trading data.”
6.     The first full paragraph on page 27 of the Proxy Statement is supplemented to add the following information:
“Pursuant to our engagement letter with Credit Suisse, we have agreed to pay Credit Suisse for its services in connection with the Merger an aggregate fee currently estimated to be approximately $3.0 million, $1.0 million of which became payable upon delivery of Credit Suisse’s opinion and the balance of which will become payable contingent upon consummation of the Merger.”
Forward-Looking Statements
Certain statements contained herein including, but not limited to, statements regarding the terms of the merger, including the expected timing of the special meeting, and the expected litigation settlement are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that we will not hold the special meeting as planned, that we will not settle the litigation on favorable terms or at all and other risks detailed from time to time in the reports PeopleSupport files with the SEC including PeopleSupport’s Form 10-Q for the period ended June 30, 2008. Copies of reports PeopleSupport filed with the SEC are posted on its Web site and is available from PeopleSupport without charge. Such forward-looking statements should be considered in light of various important factors, including those listed on page 10 of the Proxy Statement. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Essar and PeopleSupport disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.
Additional Information and Where to Find It
PeopleSupport filed a definitive proxy statement with the SEC in connection with the proposed merger on September 11, 2008. Investors and stockholders are urged to read the proxy statement and any other relevant documents filed with the SEC because they will contain important information regarding Essar, PeopleSupport, the proposed merger, the persons soliciting proxies in connection with the proposed merger on behalf of PeopleSupport and the interests of those persons in the proposed merger and related matters. Investors and stockholders can obtain a copy of the proxy statement and other documents filed by PeopleSupport with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by PeopleSupport are available free of charge by contacting PeopleSupport Investor Relations, Peter Hargittay (310) 824-6182.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: October 2, 2008

PEOPLESUPPORT, INC.
By:	/s/ Lance Rosenzweig
Lance Rosenzweig
Chief Executive Officer